UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________

FORM 8-K

___________

CURRENT REPORT

 Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   May 22, 2015

FUTUREWORLD CORP.
(Exact name of registrant as specified in charter)

Delaware	000-1273988	81-0562883
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

	3637 4th Street North, 330 Saint Petersburg, Florida	33704
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (727) 474-1816

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the "Filings") contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant's management as well as estimates and assumptions made by Registrant's management. When used in the filings the words "anticipate", "believe", "estimate", "expect", "future", "intend", "plan" or the negative of these terms and similar expressions as they relate to Registrant or Registrant's management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant's industry, Registrant's operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On February 27, 2015, an ASSETS AND STOCK PURCHASE AGREEMENT was entered (the “Agreement”), by and among FutureWorld Corporation, a Delaware Corporation (referred to by name, “FWDG” or as “Seller”), and Infrax Systems, Inc., a Nevada corporation (referred to as “”Corporation,” “IFXY”, or “Buyer”). FutureWorld Corp is the one hundred percent (100%) owner of HempTech Corp which is a Delaware wholly owned subsidiary. HempTech is a technology company that provides smart sensors and data analysis technology, RFID tracking systems, communication networking and surveillance security for the agricultural industry.

After lengthy internal discussions with our legal, accounting and our major shareholders on this transaction, due to the ensued stock decline of both Infrax Systems and FutureWorld Corp, shareholder dissatisfaction and the significant loss of the transaction value (of HempTech), both FutureWorld Corp and Infrax Systems have decided to rescind the transaction effective immediately. Both Parties desire to rescind the Transaction and return the ownership of both companies to their original state prior to the transaction with a signing of a Mutual Rescission Agreement and General Release.

Moreover based on April 17, 2015 8-K, we offered our shareholders dividend on the (now rescinded) transaction of one (1) share of Infrax Systems for every two (2) shares of FutureWorld Corp. This dividend is now also rescinded and cancelled based on the Mutual Rescission Agreement and General Release.

So instead, FutureWorld will increase the FutureLand dividend rate from 300 shares of FWDG for 1 share of FutureLand to 250 shares of FutureWorld to 1 share of FutureLand. This will more than compensate for the loss of Infrax dividends. This means, prior to the change, for every share of FWDG, you would have received $0.017 shares of FutureLand. With the new changes, for every share of FWDG, you will receive $0.02 of FutureLand or a 30% increase (or close to $3M in additional dividend based on $5 FutureLand stock price). More detailed information will be released on a PR next week.

Currently, FutureWorld is in the process of retaining an M&A Advisor to search for potential suitors and investors for HempTech Corp.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit

No. Description

2.1	Mutual Rescission Agreement and General Release (“Rescission Agreement”) is entered into as of May 22, 2015 (“Effective Date”) by and between Infrax Systems, Inc., a Nevada corporation (“IFXY”), FutureWorld Corp, a Delaware corporation (“FWDG”).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FutureWorld Corp

/s/ Sam Talari

Sam Talari

Principal Executive Officer

Dated: May 22, 2015